Exhibit  4.1     Advisory  and  Consulting  Agreement


                    Number  of  Shares  and  Options
                    --------------------------------

     4.1(a)                     5,000,000

     4.1(b)                     5,000,000

     4.1(c)                     1,000,000

                                                                  Exhibit 4.1(a)

                              CONSULTING AGREEMENT


     AGREEMENT, effective as of the 9th day of January, 2003, between Famous Fixins, Inc., a New York Corporation (the "Company"), of 1325 Howard Ave. #422, Burlingame, CA 94010, and Peter Benz, 25 Longview, Hillsborough, CA 944010 ("Consultant").

     WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

     NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by Michael Rudolph, Executive Director of the Company on an as needed basis.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Rudolph. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on March 31, 2003.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive five million (5,000,000) shares of the common stock of the Company.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Los Angeles County, California.

11. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

12. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

Consultant:                     Company:
Peter  Benz                     Famous  Fixins,  Inc.

/s/  Peter  Benz
______________________          By:_/s/  S.  Michael  Rudolph
                                  ---------------------------
                                   S.  Michael  Rudolph
                                   President  and  Director

                                                                  Exhibit 4.1(b)


                              CONSULTING AGREEMENT


     AGREEMENT, effective as of the 9th day of January 2003, between Famous Fixins, Inc., a New York Corporation (the "Company"), of 1325 Howard Ave. #422, Burlingame, CA 94010, and Howard Schraub, 8638 Rueffe Monte Carlo, La Jolla CA 92037 ("Consultant").

     WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

     NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by Michael Rudolph, President Director of the Company on an as needed basis.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Rudolph. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on March 31, 2003.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive five million (5,000,000) shares of the common stock.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Los Angeles County, California.

11. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

12. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

Consultant:                     Company:
Howard  Schraub                 Famous  Fixins,  Inc.


/s/  Howard  Schraub
______________________          By:_/s/  S.  Michael  Rudolph
                                  ---------------------------
                                  S.  Michael  Rudolph
                                  President  and  Director

                                                                  Exhibit 4.1(c)

                              CONSULTING AGREEMENT

AGREEMENT, effective as of the 1st day of January, 2003, between Famous Fixins, Inc., a New York Corporation (the "Company"), of 1325 Howard Ave. #422, Burlingame, CA 94010, and Owen Naccarato, 19600 Fairchild, Suite 260, Irvine, CA 92612 ("Consultant").

                                   WITNESSETH

     WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

     WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1.     APPOINTMENT.
            -----------

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

     2.     TERM.
            ----

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on March 31, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

     3.     SERVICES.
            --------

     During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

     (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services. The consultant will provide to Calypte's Executive Chairman a written report of services rendered and results thereof within 30 days of the conclusion of this contract.; and

     (b) Advise the Company relative to its legal needs relating specifically to its corporate transactional needs.

     4.     DUTIES  OF  THE  COMPANY.
            ------------------------

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

     5.     COMPENSATION.
            ------------

     The Company will immediately grant Consultant 1,000,000 shares of the Company's Common Stock.

     6.  REPRESENTATIONS  AND  INDEMNIFICATION.
         -------------------------------------

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

     The Consultant acknowledges that he is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

     7.     MISCELLANEOUS.
            -------------

     Termination:  This Agreement may be terminated by either Party upon written
     -----------
notice to the other Party for any reason, which shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

     Modification: This Consulting Agreement sets forth the entire understanding
     ------------
of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Notices:     Any  notice  required or permitted to be given hereunder shall
     -------
be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

     Waiver:     Any waiver by either Party of a breach of any provision of this
     ------
Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment:  The  Options  under  this  Agreement  are  assignable  at  the
     ----------
discretion  of  the  Consultant.

     Severability:  If  any  provision  of this Consulting Agreement is invalid,
     ------------
illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements:  Any  dispute  or  other disagreement arising from or out of
     -------------
this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Alameda County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Famous  Fixins,  Inc.                             Consultant



/s/  S.  Michael  Rudolph                         /s/  Owen  Naccarato
-------------------------                         --------------------
S.  Michael  Rudolph                              Owen  Naccarato
President  and  Director